CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 33-54801) of our report dated June 24, 1998 appearing on Page 1 of the Annual Report of the Wheeling-Pittsburgh Steel Corporation 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 1997.




Price Waterhouse LLP
Pittsburgh, PA
June 29, 1998